Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated February 25, 2015

JGBS | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 1 of 3

Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

       DB 3x Inverse
JGBD   Japanese Govt
   ETN
       Bond Futures
       ETN
       DB Japanese
JGBL   Govt Bond
   ETN
       Futures ETN
       DB 3x Japanese
JGBT   Govt Bond
   ETN
       Futures ETN

JGBS: DB Inverse Japanese Govt Bond Futures
JGBS ETN
ETN
Prospectus

Total Notes Outstanding: $37,920,834 - As of: 02/24/2015

Overview Performance FAQ Related Materials News

The DB Inverse Japanese Govt Bond Futures ETN (Symbol: JGBS)           Regulatory
is part of the DB Inverse JGB Futures ETN collection. DB Inverse       Documents
JGB Futures Exchange Traded Notes provide investors with a way to take a short or leveraged exposure to the U.S. dollar value of the  PROSPECTUS returns of a Japanese sovereign bond futures index. The DB
Inverse JGB Futures Exchange Traded Notes are based on the DB
USD Inverse JGB Futures Index (the "Short JGB Futures Index"),
which is intended to measure the performance of a short position in
10-year JGB Futures. Any payment at maturity or upon early
redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due. Inverse ETNs are not suitable for all investors.

Risks                                 Benefits
 Non-principal protected               Unleveraged short notes
 Subject to an investor fee            Relatively low cost
 Limitations on repurchase             Intraday access
 Concentration exposure                Listed
 Credit risk of the issuer
 Issuer call right
 Lack of liquidity
JGBS Profile                          JGBS Financial Details
                                      As of 25-Feb-2015 03:35 PM
 Inception Date: 11/08/2011
                                      ------------- ------------ ------
 ETN Price at Initial Listing: $20.00   Last Trade: Bid:         Ask:
 Maturity Date: 11/30/2021              $18.19      $16.70       $23.33
 Listing Exchange: NYSE Arca            Open:       High:        Low:

http://staging.dbxus.com/db-inverse-japanese-govt-bond-futures-etn

2/25/2015

JGBS | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 2 of 3

Yearly Investor Fee: 0.50%

                                         $18.20      $18.20     $18.19

Ticker: JGBS

CUSIP: 25154P170

Pricing Snapshot

Current Pricing

52 Week

Indicative Value

Intraday Indicative Security Value: $18.23 1

Last End of Day Value: $18.28

Last End of Day Date: 02/24/2015

1 The intraday indicative security value is meant to
approximate the economic value of the ETNs at any
given time during a trading day. The intraday indicative
security value is a calculated value (calculated in
accordance with the formula set forth in the pricing
supplement) and is not the same as the trading price of
the ETNs and is not a price at which you can buy or sell
the ETNs in the secondary market. The actual trading
price of the ETNs in the secondary market may vary
significantly from their intraday indicative security
value.

About the Note's Index
Last Updated 02/24/2015

Index Ticker: DBBNJGBS
  Component   Contract     Weight
                Date         %
JPN 10Y BOND 11-Mar-2015 / -100.00
FUTURE          MAR5

JGBS News and Updates

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange
Traded Notes

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

http://staging.dbxus.com/db-inverse-japanese-govt-bond-futures-etn

2/25/2015

JGBS | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 3 of 3

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

http://staging.dbxus.com/db-inverse-japanese-govt-bond-futures-etn

2/25/2015

JGBS | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 1 of 2

Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

       DB 3x Inverse
JGBD   Japanese Govt
   ETN
       Bond Futures
       ETN
       DB Japanese
JGBL   Govt Bond
   ETN
       Futures ETN
       DB 3x Japanese
JGBT   Govt Bond
   ETN
       Futures ETN

                  JGBS: DB Inverse Japanese Govt Bond Futures
  JGBS            ETN
    ETN
                      Prospectus
                  Total Notes Outstanding: $37,920,834 - As of: 02/24/2015
  Overview Performance FAQ Related Materials        News
Total Returns (%)
---------------------------------
as of Jan 2015           []
----------------- --- ===========
   Quarter-end          Month-end
                        Cumulative                       Average Annualized
         1 Month      3 Months    6 Months YTD    1 Year 3 Year     5 Year Since
                                                                           Inception
 Underlying Index
----------------- --- ----------- --------------- ------ ----------------- ---------
 DB          -0.23         -1.29      -1.98 -0.23  -3.24   -2.52      0.00     -2.43
 USD
 Inverse
 JGB
 Futures
 Ind

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase.
Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE
DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting
www.deutsche-etfs.com.

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse

http://etfus.deutscheawm.com/db-inverse-japanese-govt-bond-futures-etn/performa nce 2/25/2015

JGBS | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 2 of 2

monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

http://etfus.deutscheawm.com/db-inverse-japanese-govt-bond-futures-etn/performa nce 2/25/2015

JGBS | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 1 of 2

Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

       DB 3x Inverse
JGBD   Japanese Govt
   ETN
       Bond Futures
       ETN
       DB Japanese
JGBL   Govt Bond
   ETN
       Futures ETN
       DB 3x Japanese
JGBT   Govt Bond
   ETN
       Futures ETN

JGBS: DB Inverse Japanese Govt Bond Futures
JGBS ETN
ETN
Prospectus

Total Notes Outstanding: $37,920,834 - As of: 02/24/2015

Overview Performance FAQ Related Materials News

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange
Traded Notes

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

http://etfus.deutscheawm.com/db-inverse-japanese-govt-bond-futures-etn/news
2/25/2015

JGBS | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 2 of 2

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

http://etfus.deutscheawm.com/db-inverse-japanese-govt-bond-futures-etn/news
2/25/2015

JGBS | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 1 of 2

Privacy | Contact Us

Products Insights Literature Resources About Us Search

  Contact Us
                                                                         JGBS: DB Inverse Japanese Govt Bond Futures
  To Shareholders: speak with a shareholder representative, JGBS         ETN
                                                               ETN
  call (877) 369-4617.                                                      Prospectus
  Advisors:                                                              Total Notes Outstanding: $37,920,834 - As of: 02/24/2015
  To speak with an ETF sales representative,
  call (844) 851-4255.                                      Overview   Performance FAQ Related Materials News
  Related Products                                          Related Materials
                                                            JGBS Prospectus PDF
             DB 3x Inverse
   JGBD      Japanese Govt
      ETN
             Bond Futures
             ETN
             DB Japanese
   JGBL      Govt Bond
      ETN
             Futures ETN
             DB 3x Japanese
   JGBT      Govt Bond
      ETN
             Futures ETN

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

http://etfus.deutscheawm.com/db-inverse-japanese-govt-bond-futures-etn/related-
materials 2/25/2015

JGBS | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 2 of 2

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

http://etfus.deutscheawm.com/db-inverse-japanese-govt-bond-futures-etn/related-
materials 2/25/2015

JGBS | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 1 of 3

Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

       DB 3x Inverse
JGBD   Japanese Govt
   ETN
       Bond Futures
       ETN
       DB Japanese
JGBL   Govt Bond
   ETN
       Futures ETN
       DB 3x Japanese
JGBT   Govt Bond
   ETN
       Futures ETN

JGBS: DB Inverse Japanese Govt Bond Futures
JGBS ETN
ETN
Prospectus

Total Notes Outstanding: $37,920,834 - As of: 02/24/2015

Overview Performance FAQ Related Materials News

FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What are the benefits of ETNs?

Unlike ETFs, an ETN generally has no tracking errors to its underlying index.
"Tracking error" refers to the difference between the daily performance of an
ETP and the daily performance of its underlying index. Because ETNs represent a promise by the issuer to pay an exact return linked to the performance of an underlying index, less applicable investor fees, ETNs do away with the discrepancies that can exist between the returns of ETFs and their underlying indices.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

http://staging.dbxus.com/db-inverse-japanese-govt-bond-futures-etn/faq

2/25/2015

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Managem... Page 2 of 3

Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount (the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

What are Inverse ETNs?

Inverse ETNs are products that provide investors with short exposure to an underlying index, meaning that their returns will increase with depreciations and decrease with appreciations of the underlying index. Inverse ETNs may also provide investors leveraged short exposure to an underlying index. Inverse ETNs may not be suitable for all investors.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

Why should an investor consider DB Sovereign Debt ETNs?

These sovereign debt ETNs provide investors the ability to take a long or leveraged long view on the performance of German or Japanese sovereign bond futures, a short or leveraged short view on the performance of Japanese sovereign bond futures, and a leveraged long or leveraged short view on the performance of long dated U.S. Treasury bond futures. These ETNs are the first exchange traded products to provide leveraged returns based on sovereign bond futures from Germany, Japan or U.S.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i)
you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue
Service ("IRS") were successful in asserting an alternative treatment

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for the ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

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Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

       DB Japanese
JGBL   Govt Bond
   ETN
       Futures ETN
       DB Inverse
JGBS   Japanese Govt
   ETN
       Bond Futures
       ETN
       DB 3x Japanese
JGBT   Govt Bond
   ETN
       Futures ETN

             JGBD: DB 3x Inverse Japanese Govt Bond JGBD Futures ETN
ETN
Prospectus

Total Notes Outstanding: $44,903,338 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

The DB 3x Inverse Japanese Govt Bond Futures ETN (Symbol:             Regulatory
JGBD) is part of the "DB Inverse JGB Futures ETN" collection. DB      Documents
Inverse JGB Futures ETNs provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a  PROSPECTUS
Japanese sovereign bond futures index. The DB Inverse JGB
Futures Exchange Traded Notes are based on the DB USD Inverse
JGB Futures Index (the "Short JGB Futures Index"), which is
intended to measure the performance of a short position in 10-year
JGB Futures. Any payment at maturity or upon early
redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due. Leveraged inverse ETNs are
not suitable for all investors.

Risks                                 Benefits
 Non-principal protected               Leveraged short notes
 Leveraged losses                      Relatively low cost
 Subject to an investor fee            Intraday access
 Limitations on repurchase             Listed
 Concentrated exposure
 Credit risk of the issuer
 Issuer call right
 Lack of liquidity
JGBD Profile                          JGBD Financial Details
                                      As of 25-Feb-2015 03:13 PM
 Inception Date: 11/08/2011
                                      -------------------------- ----
 ETN Price at Initial Listing: $20.00   Last Trade: Bid:         Ask:

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 Maturity Date: 11/30/2021   $15.27    $15.01        $18.79
 Listing Exchange: NYSE Arca Open:     High:         Low:
 Yearly Investor Fee: 0.95%  $15.22    $15.29        $15.22
 Ticker: JGBD
 CUSIP: 25154P188
                             ------ ---------------- -------
                                    Pricing Snapshot
                                    Current Pricing  52 Week
                             ====== ================ =======
Indicative Value

Intraday Indicative Security Value: $15.31 1

Last End of Day Value: $15.43

Last End of Day Date: 02/24/2015

1 The intraday indicative security value is meant to
approximate the economic value of the ETNs at any
given time during a trading day. The intraday indicative
security value is a calculated value (calculated in
accordance with the formula set forth in the pricing
supplement) and is not the same as the trading price of
the ETNs and is not a price at which you can buy or sell
the ETNs in the secondary market. The actual trading
price of the ETNs in the secondary market may vary
significantly from their intraday indicative security
value.

About the Note's Index
Last Updated 02/24/2015

Index Ticker: DBBNJGBS
  Component   Contract     Weight
                Date         %
JPN 10Y BOND 11-Mar-2015 / -100.00
FUTURE          MAR5

JGBD News and Updates

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange
Traded Notes

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

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Managem... Page 3 of 3

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

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2/25/2015

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Managem... Page 1 of 2

Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

       DB Japanese
JGBL   Govt Bond
   ETN
       Futures ETN
       DB Inverse
JGBS   Japanese Govt
   ETN
       Bond Futures
       ETN
       DB 3x Japanese
JGBT   Govt Bond
   ETN
       Futures ETN

                  JGBD: DB 3x Inverse Japanese Govt Bond
  JGBD            Futures ETN
    ETN
                      Prospectus
                  Total Notes Outstanding: $44,903,338 - As of: 02/24/2015

  Overview Performance News Related Materials        FAQ

Total Returns (%)
---------------------------------
as of Jan 2015           []
----------------- --- ===========
   Quarter-end          Month-end
                        Cumulative                       Average Annualized
         1 Month      3 Months    6 Months YTD    1 Year 3 Year    5 Year Since
                                                                          Inception
 Underlying Index
----------------- --- ----------- --------------- ------ ---------------- ---------
 DB          -0.23         -1.29      -1.98 -0.23  -3.24   -2.52     0.00     -2.43
 USD
 Inverse
 JGB
 Futures
 Ind

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase.
Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE
DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting
www.deutsche-etfs.com.

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse

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Managem... Page 2 of 2

monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

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rmance 2/25/2015

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Managem... Page 1 of 2

Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

       DB Japanese
JGBL   Govt Bond
   ETN
       Futures ETN
       DB Inverse
JGBS   Japanese Govt
   ETN
       Bond Futures
       ETN
       DB 3x Japanese
JGBT   Govt Bond
   ETN
       Futures ETN

    JGBD: DB 3x Inverse Japanese Govt Bond JGBD Futures ETN
ETN
Prospectus

Total Notes Outstanding: $44,903,338 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange
Traded Notes

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

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2/25/2015

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Managem... Page 2 of 2

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

http://etfus.deutscheawm.com/db-3x-inverse-japanese-govt-bond-futures-etn/news
2/25/2015

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Privacy | Contact Us

Products Insights Literature Resources About Us Search

  Contact Us
                                                                         JGBD: DB 3x Inverse Japanese Govt Bond
  To Shareholders: speak with a shareholder representative, JGBD         Futures ETN
                                                               ETN
  call (877) 369-4617.                                                      Prospectus
  Advisors:                                                              Total Notes Outstanding: $44,903,338 - As of: 02/24/2015
  To speak with an ETF sales representative,
  call (844) 851-4255.                                      Overview   Performance News Related Materials FAQ
  Related Products                                          Related Materials
                                                            JGBD Prospectus PDF
             DB Japanese
   JGBL      Govt Bond
      ETN
             Futures ETN
             DB Inverse
   JGBS      Japanese Govt
      ETN
             Bond Futures
             ETN
             DB 3x Japanese
   JGBT      Govt Bond
      ETN
             Futures ETN

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Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

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The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

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Managem... Page 1 of 4

Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

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    JGBD: DB 3x Inverse Japanese Govt Bond JGBD Futures ETN
ETN
Prospectus

Total Notes Outstanding: $44,903,338 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What are the benefits of ETNs?

Unlike ETFs, an ETN generally has no tracking errors to its underlying index.
"Tracking error" refers to the difference between the daily performance of an
ETP and the daily performance of its underlying index. Because ETNs represent a promise by the issuer to pay an exact return linked to the performance of an underlying index, less applicable investor fees, ETNs do away with the discrepancies that can exist between the returns of ETFs and their underlying indices.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

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Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount (the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

What are Leveraged ETNs?

Leveraged ETNs are designed to amplify returns related to an underlying index, whether positive or negative.

Leveraged ETNs typically attempt to provide double or triple returns of an underlying index over a predetermined period of time, usually daily or monthly.
The current principal amount is reset each day or month to ensure that a consistent degree of leverage is applied to any performance of the underlying index. If the current principal amount is reduced by a negative daily or monthly performance, any further negative daily or monthly performance will lead to a smaller loss when applied to that reduced current principal amount.
However, if the current principal amount increases, the loss for a certain level of negative daily or monthly performance will increase correspondingly.
Resetting the current principal amount also means that any gain from a positive daily or monthly performance will be contingent upon the current principal amount. The leverage feature and the daily or monthly reset of the principal amount will cause the performance of the ETNs to differ significantly from the point-to-point performance of the underlying index. Leveraged ETNs may not be suitable for all investors.

What makes Deutsche Bank's Leveraged ETNs different from other Leveraged ETPs?

Deutsche Bank offers a number of leveraged ETNs, the returns of which are reset on a monthly basis, as compared to other leveraged ETNs in the market that reset on a daily basis. ETNs reset on a daily basis are typically designed to achieve their stated objectives on a daily basis. Due to the effects of the leverage feature and the daily reset of the principal amount, the performance of leveraged ETNs over longer periods of time can differ significantly from the point-to-point performance of the underlying index. Deutsche Bank ETNs offer investors exposure to the month-over-month performance of its respective underlying index measured from the first calendar day to the last calendar day of each month. While Deutsche Bank's monthly reset ETNs lessen the deviation to the underlying index to certain degree, they may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged investment results by means of securities that reset their exposure monthly.

What are Inverse ETNs?

Inverse ETNs are products that provide investors with short exposure to an underlying index, meaning that their returns will increase with depreciations and decrease with appreciations of the underlying index. Inverse ETNs may also provide investors leveraged short exposure to an underlying index. Inverse ETNs may not be suitable for all investors.

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Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

Why should an investor consider DB Sovereign Debt ETNs?

These sovereign debt ETNs provide investors the ability to take a long or leveraged long view on the performance of German or Japanese sovereign bond futures, a short or leveraged short view on the performance of Japanese sovereign bond futures, and a leveraged long or leveraged short view on the performance of long dated U.S. Treasury bond futures. These ETNs are the first exchange traded products to provide leveraged returns based on sovereign bond futures from Germany, Japan or U.S.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i)
you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue
Service ("IRS") were successful in asserting an alternative treatment for the
ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

http://staging.dbxus.com/db-3x-inverse-japanese-govt-bond-futures-etn/faq

2/25/2015

JGBD | DB 3x Inverse Japanese Govt Bond Futures | Deutsche Asset and Wealth
Managem... Page 4 of 4

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

http://staging.dbxus.com/db-3x-inverse-japanese-govt-bond-futures-etn/faq

2/25/2015